SCHEDULE 14- Information Required in Proxy
                         Statement
            (Last ammended in Rel. No. 34-34832, eff 11/23/94)

                              SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934(Amendment No.)

Filed by the Registrant ( X )
Filed by a Party other than the Registrant (  )
Check the appropriate box:
( ) Preliminary Proxy Statement
(X) Definitive Proxy Statement
( ) Definitive Additional Materials
( ) Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                  FIRST UNITED CORPORATION
         (Name of Registrant as Specified In Its Charter)

                   FIRST UNITED CORPORATION
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
(X) $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
    or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
____________________________________________________________
2) Aggregate number of securities to which transaction applies:
______________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (1)
______________________________________________________________
4) Proposed maximum aggregate value of transaction:
______________________________________________________________


(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
(  ) Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         _________________________________________
     2)  Form, Schedule or Registration Statement No.:
         _________________________________________
     3)  Filing Party:
         _________________________________________

     4)  Date Filed

         ___________________________________________


Federal Securities Law Reports	  			Reg. 240.14a-101
(added by Excg Act Rel No. 31905, eff 4/26/93.)


                          FIRST UNITED CORPORATION
                            19 South Second Street
                                 P.O. Box 9
                            Oakland, Maryland 21550

                               March 17, 1995

                              PROXY STATEMENT


INFORMATION CONCERNING THE SOLICITATION

      The enclosed proxy is solicited on behalf of the Board of Directors of First United Corporation (the "Company") for use at the Annual Meeting of shareholders to be held on April 18, 1995 and any adjournment thereof. It is requested that the proxy be completed, signed and returned to the Company promptly. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, telegraph or facsimile. No additional remuneration will be paid to officers, directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The Company has also engaged Mellon Securities Transfer, Inc. to assist in the solicitation of proxies, at an estimated cost of $1,000 plus reasonable expenses. Should you attend the meeting and desire to vote in person, you may withdraw your proxy by requesting management to do so, prior to exercise by the named proxies. Also, your proxy may be revoked before it is exercised, whether or not you attend the meeting, by notifying William B. Grant, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009, in writing prior to the Annual Meeting. Your proxy may also be revoked by using a subsequently signed proxy. The proxy materials are first being mailed to shareholders on or about March 17, 1995.


SHAREHOLDERS' PROPOSALS FOR 1996 ANNUAL MEETING

      Shareholders' proposals intended to be presented at the 1996 Annual Meeting must be received by the Company no later than November 18, 1995.


OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

      The holders of record of Common Stock at the close of business on March 10,1995, will be entitled to receive notice of and vote at the Annual Meeting. As of that date, there were 6,191,767 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting except that an aggregate of 538,768 shares, or 8.70%, held by the Trust Department of First United National Bank & Trust ("FUNBT"), as sole trustee for the benefit of various beneficiaries, may not be voted in the election of directors. Each share of Common Stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, with a quorum present. For purposes of the election of directors, abstentions and broker non-votes do not affect the plurality vote.


STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth information regarding the number of shares of Common Stock owned as of December 31, 1994 by directors and nominees for director, each executive of fixer named in the Summary Compensation Table, and all directors and named executive officers as a group. To the Company's knowledge, no person beneficially owns more than 5% of the Company's outstanding Common Stock.

                                  (1)




                                       Common Stock               Percent of
                                       Beneficially               Outstanding
                                       Owned(1)(2)                Common Stock
  NAME

David J. Beachy                            6,904                       .11%
Donald M. Browning                        16,774                       .27%
Rex W. Burton                              8,485                       .14%
John L. Conway                            61,993 (3)                  1.00%
Paul Cox, Jr                                 962                       .01%
Richard D. Dailey, Jr                      1,574                       .03%
WllliamB. Grant                            3,924 (3)                   .06%
RobertW. Kurtz                             8,291 (3)                   .13%
Andrew E. Mance                           43,525                       .70%
Elaine L. McDonald                         1,278                       .02%
Donald E. Moran                           94,497                      1.53%
Terry L. Reiber                            3,944                       .06%
I. Robert Rudy                            27,031                       .44%
Tod R Saiisbury                            6,205                       .10%
JamesE Scarpelli,Sr                       98,073 (3)                  1.60%
Karen E Spiker                             4,370                       .07%
Richard G. Stanton                        12,002 (3)                   .19%
RobertG. Stuck                               701                       .01%

Directors & Executive Officers
As a group (18 persons) . . . . . .      401,533                      6.48%


(I) Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power.

(2) Does not indude 703,340 shares held in the nomunee name First Oak Co. administered by the Trust Department of FUNBT, none of which shares are beneficially owned by any director or executive officer of the Company.

(3) Does not include 978 shares,629 shares, and 603 shares held in the First United Corporation ESOP for Richard G.Stanton, Robert W. Kurtz, and William B. Grant, respectively, as to which voting rights have been retained. Does not include 71,769 shares held by the Trust Department of FUNBT in revocable, living trusts of the family of James E Scarpelli, Sr., and 50,130 shares held by family members of John L. Conway in which voting rights have been retained.



ELECTION OF DIRECTORS (PROPOSAL NO. 1)

      (I) The Board has set the number of directors at eighteen (18). The shareholders will vote at this Annual Meeting for directors who will sene a one year term expiring at the Annual Meeting of shareholders in 1996. The persons named in the enclosed proxy will vote for the election of the nominees named below unless authority to vote is withheld. The Board of Directors has no reason to believe that any nominee herein will be unable to serve.


      (2) The Board of Directors has placed into nomination the following nominees:







  NAME       Age        Occupation During Past    Director of the Company
        (As of 12/31/94)        Five Years    or Any of Its Subsidiaries Since

                                   (1)                      (2)

David J. Beachy         54       Vice President,                  1979
                                 Fred E. Beachy
                                 Lumber Co., Inc.,
                                 Building Supplies

Donald M. Browning      69       Chairman of the                  1963
                                 Board, Browning's,
                                 Inc., Retail Groceries

Rex W. Burton           60       Owner & President,               1991
                                 Burton's, Inc., Dry Goods





                                 (2)





John L. Conway          74        Banker, Retired 1986             1983

Paul Cox, Jr.           55        President, Antietam Business
                                  Equipment                       1993

Richard D. Dailey, Jr.  39        President,                      1992
                                  Cumberland Electric Company

WllliamB. Grant         41         ExecutiveVicePresident and
                                   Secretary,                     1995
                                   First United Corporation,
                                   Executive Vice President,
                                   First United National Bank & Trust

Robert W. Kurtz         48         Executive Vice President and
                                   Treasurer,                     1990
                                   First United Corporation,
                                   Executive Vlce President,
                                   First United National Bank & Trust

Andrew E. Mance         80         Physician                      1958

Elaine L. McDonald      47         Vice President,                1992
                                   Alpine Village / Silver Tree Inn

Donald E. Moran         64         Chairman of the Board and
                                   President,                     1961
                                   First United Bank
                                   of West Virginia, N.A.,
                                   Secretary/Treasurer,
                                   Moran Coal Company

I. Robert Rudy          42         Owner, Rudy s
                                   DeptStore,                     1992
                                   Dry Goods

Terry L. Reiber         47         Banker, President and CEO,     1988
                                   Myersville Bank

Tod R Salisbury         42         Partner, Salisbury &McLister,  1989
                                   Law Firm

James E Scarpelli, Sr.  80         Owner, Scarpelli Funeral Home  1983

Karen E Spiker          43         Real Estate Broker,
                                   A & A Realty/                  1988
                                   Better Homes and Gardens

Richard G. Stanton     55          Chairrnan of the Board,
                                   President and CEO,             1973
                                   First United Corporation
                                   and First United National
                                   Bank & Trust

Robert G. Stuck       49           Vice President,
                                   Oakview Motors,Inc.            1992


(I) Except as other wise indicated, there has been no change in the principal occupation or employment during the past five years.
(2) As to Messrs. Dailey, Grant, Stuck and Ms. McDonald, who are the only non-incumbent nominees, the date shown refers to the year when the individual became a director of FUNBT. As to incumbent directors, this date refers to the year when the individual, with the exception of Messrs. Cox, Kurtz, Moran, Reiber, Rudy, Salisbury, and Ms. Spiker, became a director of FUNBT. Donald E. Moran became a director of First United Bank of West Virginia, N.A. in
1961 and a director of the Company in 1988. Robert W. Kurtz became a director of the Company in 1990. I. Robert Rudy and Karen E Spiker became directors of the Company in 1992. Paul B. Cox, Jr., Terry L. Reiber, and Tod R Salisbury became directors of the Company in 1993 and Myersville Bank in 1993, 1988, and 1989 respectively. All other directors became directors of the Company in 1985.

The Board of Directors recommends that shareholders vote FOR such nominees.

Attendance at Board Meetings
   During 1994 the Board of Directors of the Company held fourteen meetings. All incumbent directors who are nominees for reelection attended at least 75% of the Board Meetings. All such incumbent directors also attended at least 75% of the meetings of each committee of the Board on which such director served, with the exception of Donald E. Moran and Tod P. Salisbury, who attended 55% and 60% of meetings of the committees on which they served, respectively. In addition, directors of the Company s subsidiaries have met in accordance with guidelines established by the Board of Directors.

Committees of the Board of Directors
    In addition to meeting as a group, certain members of the Board also devote their time to certain standing comrnittees. Among those committees are the Audit, Investment and Funds Management, Executive Management and Compensation and Strategic Planning Committees, whose members and principal functions are listed below. The Chairman of the Board. President and CEO of the Company, Richard G. Stanton. is an ex-offido member of all comrnitees, except the Audit Committee.

    Audit Committee - The Audit Committee, which consists of David J. Beachy, Donald E. Moran, Tod R Salisbury, and Board nominee Robert G Stuck, reviews significant audit and accounting principles, policies and practices, meets with the Company s auditor to review the Company s internal auditing function, and meets with the Company s independent auditors to review the results of the annual examination. This committee met four times in 1994.





                               (3)



      Investment and Funds Management Committee - This comnnittee reviews and recommends changes to the Company s asset and liability, investment, liquidity, and capital plans. The Investment and Funds Management Committee met twice in 1994. Members of the committee are Paul Cox, Bowie Linn Grant
(who will retire from the Board and serve as director emeritus for a period of two years from and after the date of the 1995 Annual Meeting), Andrew E. Mance, Board nominee Elaine L. McDonald, and Donald E. Moran.

      Executive Management and Compensation Committee - This committee is responsible for reviewing and recommending changes to the Company s insurance program, overseeing compliance with the Company s By-Laws and Articles of Incorporation, supervising the Companys CEO, recommending to the Board a compensation policy for the CEO and other executive officers of the Company and its subsidiaries, recommending changes to the CEO s compensation package based on performance reviews, monitoring the performance of the Company and its subsidiaries, recommending changes to the Company s and subsidiaries personnel policies, serving as a director nomination committee, and functions with the authority of the full Board between meetings of the Board. The Executive Management and Compensation Committee met five times in 1994. Members of the comnnittee are David J. Beachy, Donald M. Browning, John L. Conway, I. Robert Rudy, Tod R Salisbury, and Karen E Spiker.

      Strategic Planning Committee - The functions of this committee are long-term planning to insure that management decisions take into account the future operating environment, the development of corporate statements of policy, review of overall management internal control procedures, and review of management s internal and external information and communications systems. The Strategic Planning Committee met seven times in 1994. Members of this committee are John L. Conway, Paul Cox. Jr., Donald E. Moran, I. Robert
Rudy, and Karen R Spiker.

Compensation Committee Interlocks and Insider Participation
    The persons who served on the Executive Management and Compensation Committee at December 31, 1994 are listed above under the caption Executive Management and Compensation Committee .
    The late Mr. Horace Whitworth, who sewed as General Counsel to the Company and certain of its affiliates. and was a member of such committee, received approximately $20,000 in legal fees in connection with such services during 1994.


RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 2)

    Subject to ratification by shareholders, the Board of Directors has reappointed Emst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries. Ernst & Young LLP has advised the Company that no one within the firm nor any of its members or associates has any direct financial interest in or has any connection with the Company or its subsidiaries other than as independent auditors. No representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.

The Board of Directors recommends that shareholders vote FOR such ratification.


REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors Fees
    Directors fees are paud only todirectors whoare not executive of fixers of the Company. A director of the Company receives up to $350 for a Board meeting and up to $ 175 for each comnnittee meeting of the Board of which the director is a member, depending on the length of the meeting. Directors of subsidiaries of the Company are compensated for their attendance of meetings of the subsidiaries boards.

Summary Compensation Table

    The following sets forth the total remuneration for services in all capacities paid during each of the last three fiscal years to the chief executive officer and each of the other executive officers of the Company as to whom total remuneration exceeded $100,000 during the fiscal year ended December31,1994.


     (A)             (B)            (C)              (D)            (E)
 Name and            Year          Salary           Bonus         All other
 Principal Position                                             Compensation
                                     (1)             (2)           (3) (4)

Richard G. Stanton     1994         $158,024        $46,889        $20,068
Chairman of the Board  1993          158,939         18,637         19,463
President and CEO      1992          158,532         35,564         21,970

Robert W.Kurtz         1994         $107,372        $30,621        $11,311
Executive vice         1993          107,396         17,945         10,187
President and          1992          104,711         25,198         12,221
Treasurer

William B. Grant       1994         $ 95,672        $27,193        $13,237
Executive vice         1993           95,196         17,945         12,567
President and          1992           95,196         25,198         13,885
Secretary

 (I) Salary amounts for 1992, 1993, and 1994 include directors fees. As of March 1, 1994 directors fees were no longer paid to directors who are executive officers of the Company.
    (2)  The pay for performance was distributed in 1995 for 1994 performance.
    (3) Indudes (i)basic and matching contlibutions made by the Company under the Company's Profit Sharing Plan of $18,826, $10,433, $12,430 for Messrs. Stanton, Kurtz, and Grant, respectively, and (ii) contributions made by the Company under the Employee Stock Ownership Plan of $ 1,242, $878, and $807 for Messrs. Stanton, Kurt, and Grant respectively. Each of Messrs. Stanton, Kurtz, and Grant has in excess of 7 years of credited service under the respective plans, and is therefore 100% vested.
    (4) First United National Bank & Trust s profit sharing plan and pension and salary deferral plan are described under the caption Pension and Profit Sharing .



                                (4)



Executive Management and Compensation Committee Report

    The basic philosophy of the Company's compensation program is to offer competitive compensation for all executive employees that takes into account both individual contributions and corporate performance. Compensation levels for executives were recommended by the Executive Management and Compensation Comrnittee and approved by the non-employee directors of the Board.

    The principal elements of executive compensation are salary and bonus.
Base salaries are set at levels intended to foster a career orientation among executives, consistent with the long-term nature of the Company's business objectives. In setting base salary levels, consideration is given to establishing salary levels that approximate the amounts paid for similar executive positions at other community banking organizations. Salary adjustments and bonus amounts are determined in accordance with the Annual
Incentive Program established for executive officers and other members of senior management in 1992.

    The program, which was developed in consultation with the Company's independent accountants, utilizes a targeted goal oriented approach whereby each year the committee establishes performance goals based on the recommendation of the Chairman and Chief Executive Officer. The performance goals include such strategic financial measures as: Return on Equity, Return on Assets, and Efficiency Ratio. Each of these elements is weighted approximately the same. The measures are established annually at the start of each fiscal year and will be tied directly to the Company's business strategy, projected budgeted results and competitive peer group performance.

    The targeted goals are set at levels which reward only continued exceptional Company performance. The incentive awards (consisting of upward salary adjustments and bonus amounts)are expressed as a percent of base pay and measured on a range around the targeted goals with a fixed maximum incentive award. Performance below certain stated minimum threshold levels will result in no incentive payout to the executives. The goals established at the beginning of fiscal 1994 were met, and accordingly, bonuses were awarded. Since the targets were exceeded to a greater extent than in prior years. bonus amounts were greater than those peud in 1993.

    In addition to quantitative results, the committee considered a number of qualitative factors in evaluating the compensation level of Richard G. Stanton, Chairman, President, and CEO of the Company. The committee recognized
Mr. Stanton's efforts in managing the Company to achieve its 1994 financial objectives and in successfully directing the further integration of the Myersville Bank operations into the Company. The committee also acknowledged Mr. Stanton's leadership in the continued improvement in asset quality of the loan portfolio of the Company's subsidiary banks. The committee believes that accomplishment of these results has added to the financial strength of the Company.

                 BY: EXECUTIVE MANAGEMENTAND COMPENSATION COMMITTEE David J. Beachy
                                Donald M. Browning
                                John L. Conway
                                I. Robert Rudy
                                Tod R Salisbury
                                Karen E Spiker

 PERFORMANCE GRAPH
  Set forth below is a graph showing S-year cumulative total return of the First United Corporation Common Stock as compared with the NASDAQ - listed bank index, as prepared by the Center for Research in Securities Prices, and the NASDAQ total index. A list of component companies within the NASDAQ - listed bank index will be provided upon written request.





        Total   NASDAQ  First United
Year    NASDAQ  Banks   Corp

1990     84.92   73.23   90.05
1991    136.28  120.17   90.69
1992    158.58  174.87  113.33
1993    180.93  199.28  206.30
1994    176.92  198.69  186.21



 Shareholder return is calculated and presented on the basis of $100.00 invested at December 31, 1989.



                             (5)



PENSION AND PROFIT SHARING PLANS

    The following table shows the maximum annual retirement benefits payable under the Company Defined Benefit Pension Plan for various levels of compensation during the year of service:

APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT AT AGE 65 BASED ON YEARS OF CREDITED SERVICE

FINAL ANNUAL
COMPENSATION     15 YEARS      20 YEARS     25 YEARS     30 YEARS    35 YEARS
 30,000           6,000          8,000       10,000       12,000      14,000
 70.000          15,000         20,000       25,000       30,000      35,000
110,000          24,000         32,000       40,000       48,000      56,000
150,000          33,000         44,000       55,000       66,000      77,000
190,000          33,000         44,000       55,000       66,000      77,000

    For purposes of this table, final average compensation shown is twelve times the average of the highest salary during sixty consecutive months in the last one hundred twenty months preceding normal retirement. Also, for purposes of the table, benefits are payable for life with a minimum guarantee of ten years. Benefits are computed on an actuarial basis to convert the benefits at normal retirement to a lifetime only benefit. The amounts would be increased by a factor of 1.0677% during 1994. Social Security benefits are not shown on the table and would not reduce retirement benefits under the plan.




Projected Benefits for Highly Compensated Employees:

           CURRENT COMPENSATION   CREDITED SERVICE AT    ESTIMATED ANNUAL
           COVERED BY THE PLAN       NORMAL RETIREMENT     BENEFITS AT RETIRE
Richard G. Stanton  $ 174,961           44 Years              $ 90,500
Robert W. Kurtz       123,617           38 Years                66,858
William B. Grant      113,617           40 Years                63,580

     The Company also has a Profit Sharing Plan wherein an eligible officers and employees share in the net earnings. Eligibility is determined by one year of service requiring one thousand or more hours worked during that year. Benefits under the plan, which consist of a percentage of salary, vest as follows:

Years of Service    Vested Percentage    Years of Service   Vested Percentage
Less than 3 years      0%          More than 5 but less than 6        60%
More than 3 but
less than 4           20%          More than 6 but less than 7        80%
More than 4 but
less than 5           40%           7 years and over                 100%

    Contributions to the Plan are within the discretion of the Board of Directors. Contributions to he Plan for 1994 and 1993 were $583,000 and $566,448, respectively. The Plan also provides for salary deferrals pursuant to Section 401 (k) of the Internal Revenue Code.

     The Company matches 50% of the first 4% of deferred salary and 25% of deferrals over 4% and up to 6% of salary. The Profit Sharing Plan is administered by the Trust Department of First United National Bank & Trust.

    The Company implemented an Employee Stock Ownership Plan in 1988. Eligibility parameters for the ESOP are similar to Profit Sharing Plan. In 1994 and 1993. the Company contributed $40.000 and $33.887. respectively, to the Plan.


TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

    Some of the directors and officers of the Company and their associates were customers of and had banking transactions with banking subsidiaries of the Company in the ordinary course of business during 1994. All loans and loan commitments included in such transactions were made on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and in the opinion of the management of the Company, do not involve more than a normal risk of collectability or present other unfavorable features.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, the Company's executive of ficers and directors are required to file with the Securities and Exchange Commission reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 1994 its executive officer and directors complied with the Section 16(a) requirements, except that late filings were made with respect to the following reporting persons: One report was filed approximately 3 days late by Mr. Grant: one report was filed approximately 18 days late by Mr. Salisbury; and one report was filed approximately 9 days late by Mr. Scarpelli.



OTHER MATTERS

    As of the date of this proxy statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgement.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/ William B. Grant

                                      WILLIAM B. GRANT
                                      Secretary to the Board









                                         (6)









                                                           March 17, 1995


To Our Shareholders:

      On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Shareholders' Meeting to be held on Tuesday, April 18, 1995, at 3:00 p.m. in the McHenry House at the Wisp Ski Area in McHenry, Maryland 21541.

      The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

      In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity to ask questions on matters of general interest to shareholders.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy in the envelope provided.

      There will be a reception with light refreshments immediately following the shareholders' meeting for all registered shareholders.



                                    Sincerely yours,

                                    /s/ Richard G. Stanton

                                    RICHARD G. STANTON
                                    Chairman of the Board
                                    President and Chief Executive Officer






                               (1)









                         FIRST UNITED CORPORATION
                              Oakland, Maryland

                    Notice of Annual Shareholders' Meeting


                                                              March 17, 1995

To Shareholders of
First United Corporation
Oakland, Maryland

      Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the "Company") will be held in the McHenry House, the Wisp Ski Area, in McHenry, Maryland 21541. The meeting is scheduled for:

                        TUESDAY, APRIL 18, 1995, at 3:00 p.m.

      The purposes of the meeting are to (i) elect fifteen (15) Directors to serve for the ensuing year, (ii) to ratify the accounting firm of Ernst & Young to act as the independent auditors of the Company and, (iii) to transact such other business as may be properly brought before said meeting or any adjournment thereof.

      IT IS HOPED THAT YOU WILL PLAN TO ATTEND, BUT WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE MEETING, YOU ARE REQUESTED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. IF YOU SHOULD ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, SHOULD YOU SO DESIRE. ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 10, 1995, ARE ENTITLED TO VOTE AT THIS MEETING.

      Anyone acting as proxy agent for a Shareholder must present a proxy properly executed by the Shareholder authorizing said agent in form and substance satisfactory to the judges of election, and otherwise in accordance with the Company's By-Laws.

                                    Sincerely,


                                    /s/ William B. Grant

                                    WILLIAM B. GRANT
                                    Secretary




                                     (1)






                                     PROXY
                            FIRST UNITED CORPORATION
                                  P.O. Box 9
                            Oakland, MD 21550-0009

     The undersigned hereby appoints Bonnie J. Fedde and William L. Graham, and each of then, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of First United Corporation held of record by the undersigned on March 10, 1995, at the annual meeting of shareholders to be held on April 18, 1995 or any adjournment thereof.


          ( Please sign reverse side and return immediately)

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS







                   FIRST UNITED CORPORATION
                 CAPABLE AND EAGER TO MEET THE
              FINANCIAL NEEDS OF ITS SHAREHOLDERS

Dividend Reinvestment                   Certificate of Deposit

A Convenient way to make your shares    A complete selection of fully-insured
in First United  GROW!! Our plan also   deposit products are available at
allows you to purchase additional       First United. Investors can select
shares.                                 from a range of maturities. Our
                                        skilled Customer Service Officers are
                                         capable of designing investment
                                        programs to plan for college,
                                        retirement and other goals.

Trust Services                          President's Club

First United offers a complete array    The President's Club is a truly unique
of trust services designed to meet the  club which brings together the special
needs of our clients. These services    customers of First United for
include personal trusts, estate         informative seminars, delightful
planning, employee benefit plans,       trips, and special promotions.
estate administration and fully
managed IRA's.

Loans

First United has a long history of
meeting the credit needs of its
customers by offering a variety of
loans for nearly all customer needs.


THIS LIST IS ONLY A SAMPLE OF THE SERVICES WHICH YOU, OUR CUSTOMERS, CAN TAKE ADVANTAGE OF.

FOR MORE DETAILS ON THESE EXCITING SERVICES, CALL ROBIN MURRAY, TOLL FREE AT
(800) 296 - 9741






1. Election of Directors:       (INSTRUCTION: To withhold authority to vote
                                     for any individual nominee, strike a line through the nominee's name in the list below.)

      FOR           WITHHOLD
  all nominees      AUTHORITY      David J. Beachy,      Richard D. Dailey Jr.
 listed (except as  to vote for    Donald M. Moran       James F.Scarpelli,Sr.
 marked to the      all nominees   Donald M. Browning    William B.Grant
    contrary           listed      Terry L. Reiber       Karen Spiker
                                   Rex W. Burton         Robert W. Kurtz
                                   I. Robert Rudy        Richard G.Stanton
                                   John L. Conway        Andrew E. Mance
                                   Tod P.Salisbury       Robert G. Stuck
   ---------        ----------     Paul Cox Jr.          Elaine L. McDonald

2. Proposal to ratify the        3. In their discretion the Proxies are
      Appointment of Ernst & Young authorized to vote upon such other business LLP as the independent auditors as may properly come before the meeting and of First United Corporation any adjournments thereof.

  FOR    AGAINST     ABSTAIN


 -----   --------    --------


                               THIS PROXY WILL BE VOTED AS SPECIFIED.
                               HOWEVER, IN THE ABSENCE OF DIRECTION TO THE
                               CONTRARY, THE ATTORNEYS NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" PROPOSALS 1 AND HERON,AND FOR MATTERS WHICH MAY BE PRESENTED AT THE MEETING IN ACCORDANCE WITH RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                               THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF
                               NOTICE OF THE AFORESAID ANNUAL MEETING OF
                               SHAREHOLDERS.


                                 ------------------------------------------

                                 ------------------------------------------

                                 ------------------------------------------
                                 ( Date )

                                 ( Please sign exactly as name appears heron.
                                  Joint holders should each sign. When signing
                                 as attorney, executor,administrator,trustee
                                 or guardian, please indicate the capacity in
                                 which you are signing. If a corporation or
PLEASE MARK INSIDE BLUE BOXES    other entity, please sign in full corporate
SO THAT DATA PROCESSING          or entity name by authorized person.)
EQUIPMENT WILL RECORD YOUR
VOTES"

                          FOLD AND DETACH HERE